                         CERTIFICATE OF INCORPORATION
                                      OF

                            DICKINSON HOLDING CORP.


                  FIRST:   The name of the corporation is:
                                    DICKINSON HOLDING CORP.
                  SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.
                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.
                  FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is eleven million (11,000,000) shares, of which ten million (10,000,000) shares shall be Common Stock, par value $.01 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.01 per share.
                  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

                           (a) the  designation of such series,  the number of
                  shares to constitute such series and the stated value if different from the par value thereof;
                           (b) whether  the shares of such  series  shall have
                  voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;
                           (c) the dividends,  if any, payable on such series,
                  whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference of relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;
                           (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;
                           (e) the amount or amounts  payable  upon  shares of
                  such  series  upon,  and the  rights  of the  holder of such
                  series  in,  the  voluntary  or   involuntary   liquidation,
                  dissolution or winding up, or upon any distribution of the assets, of the Corporation;
                           (f) whether the shares of such series shall be subject to the operation of a retirement of sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation hereof;

                           (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;
                           (h) the limitations and restrictions, if any, to be
                  effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;
                           (i) the  conditions or  restrictions,  if any, upon
                  the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and
                           (j) any other  powers,  preferences  and  relative,
                  participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

                  FIFTH:   The name and address of the sole incorporator
are as follows:
                 Name                                  Address
        Ralph D. Mosley, Jr.                    405 Lexington Avenue
                                                New York, New York 10174

                  SIXTH: Unless required by law or determined by the chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.
                  SEVENTH: The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.
                  EIGHTH: The Board of Directors shall have the power at any time, and from time to time, to adopt, amend and repeal any and all By-laws of the Corporation.
                  NINTH: All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. No repeal or amendment of this Article NINTH shall adversely affect any rights of any person pursuant to this Article NINTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.
                  TENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or amendment of this Article TENTH shall adversely affect any rights of any person pursuant to this Article TENTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.
                  The undersigned incorporator hereby affirms that the statements made herein are true under penalties of perjury, and is hereby executing this Certificate of Incorporation this 1st day of February, 1994.



                                               /s/  Ralph D. Mosley, Jr.
                                               ------------------------------
                                               Ralph D. Mosley, Jr.

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                      OF

                          SYNERGISTIC HOLDINGS CORP.

                                     INTO

                            DICKINSON HOLDING CORP.

------------------------------------------------------------------------------

                 Adopted in accordance with the provisions of
              Section 253 of the Delaware General Corporation Law
------------------------------------------------------------------------------

                  DICKINSON HOLDING CORP., a Delaware corporation, desiring to merge with SYNERGISTIC HOLDINGS CORP., a Delaware corporation, pursuant to the provisions of Section 253 of the Delaware General Corporation Law, hereby certifies as follows:

                  1. DICKINSON HOLDING CORP. is a corporation formed under the laws of the State of Delaware (the "Corporation").

                  2. The Corporation is the owner of all of the outstanding shares of each class of stock of SYNERGISTIC HOLDINGS CORP., a corporation formed under the laws of the State of Delaware (the "Subsidiary").

                  3. On October 18, 1995, the Board of Directors of the Corporation adopted the following resolutions to merge the Subsidiary into the
Corporation:

                  "WHEREAS, the Corporation owns 100% of the issued and outstanding common stock of SYNERGISTIC HOLDINGS CORP., a Delaware corporation (the "Subsidiary"); and

                  WHEREAS, it is in the best interests of the Corporation to enter into an Agreement and Plan of Merger with the Subsidiary providing for the merger of the Subsidiary with and into the Corporation in order that all the estate, property, rights, privileges and franchises of the Subsidiary shall vest in and be possessed by the Corporation;

                  NOW, THEREFORE, be it:

                             RESOLVED, that the Board of Directors of the
                  Corporation hereby approves and adopts the following Plan of Merger (the "Plan") between the Corporation and the
                  Subsidiary:

                  1. The name of the corporation proposing to merge is SYNERGISTIC HOLDINGS CORP. (the "Subsidiary") and the name of the surviving corporation is DICKINSON HOLDING CORP. ("Dickinson").

                  2. The Subsidiary shall merge into Dickinson and upon the effective date of such merger the Subsidiary shall cease to exist and shall no longer exercise its powers, privileges and franchises subject to the laws of the State of Delaware. Dickinson shall succeed to the property and assets of and exercise all the powers, privileges and franchises of the Subsidiary and shall assume and be liable for all of the debts and liabilities, if any, of the Subsidiary.

                  3. The shares of the Subsidiary shall not be converted as a result of the merger, but shall be cancelled, and the authorized capital stock of Dickinson shall be and remain the same as before the merger.

                  4. The Certificate of Incorporation of Dickinson shall be amended to change the name of Dickinson to SYNERGISTIC HOLDINGS CORP.
                  upon the effective date of the merger.

                             RESOLVED, that the President of the Corporation
                  is hereby authorized to execute, in the name of the Corporation, a Certificate of Ownership and Merger, and to file such Certificate in the Office of the Secretary of State of the State of Delaware, and to do all the other acts and things that may be necessary to carry out and effectuate the purpose of these resolutions."

                  IN WITNESS WHEREOF, DICKINSON HOLDING CORP. has caused this Certificate to be executed by its President thereunto duly authorized this 18th day of October, 1995.

                                              DICKINSON HOLDING CORP.
                                              (a Delaware corporation)



                                              By:  ________________________
                                                     Name:
                                                     Title:  President

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                          SYNERGISTIC HOLDINGS CORP.


                  Synergistic Holdings Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation, by a unanimous vote, filed in the minutes of a meeting of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                  RESOLVED, that subject to the approval of the stockholders of the Corporation, Article First of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

                           "Article First: The name of the Corporation is Salex
                  Holding Corporation."

                  SECOND: That thereafter, pursuant to a resolution of the Corporation's Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

                  THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.


                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Salvatore Crimi, its Chief Executive Officer, this 26th day of January 1998.

                                 Synergistic Holdings Corp.


                                 By:  /s/   Salvatore Crimi
                                    ---------------------------------------
                                           Name:  Salvatore Crimi
                                           Title:  Chief Executive Officer

                            CERITICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                    OF

                          SYNERGISTIC HOLDINGS CORP.


                  Synergistic Holdings Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation, by a unanimous vote, filed in the mintes of a meeting of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                           RESOLVED, that subject to the approval of the stockholders of the Corporation, the First paragraph of Aricle Fourth of the Certificate of Incorporation be amended to read in its entirety as follows:

                                    "FOURTH:  The  total  number  of shares of
                           capital stock which the Corporation shall have authority to issue is forty million (40,000,000)
                           shares, of which thrity-nine million (39,000,000) shares shall be Common Stock, par value $.01 per share and one million (1,000,000) shares shall be Preferred Stock, par vale $.01 per share.

                  THIRD: That thereafter, pursuant to a resolution of the Corporation's Board of Directors, an annual meeting of the stockholders of the Corproation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

                  FOURTH: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Persing Sun, its Senior Vice President and Chief Information Officer on this 7th day of January 1998.

                                   SYNERGISTIC HOLDINGS CORP.


                                   By: /s/   Pershing Sun
                                       ----------------------------------------
                                         Name:       Pershing Sun
                                         Title:      Senior Vice President and
                                                     Chief Information Officer

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                           SALEX HOLDING CORPORATION

                                     INTO

                          SYNERGISTIC HOLDINGS CORP.


                                  * * * * * *


                  Synergistic Holdings Corp., a corporation organized and existing under and by virtue of the and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

                  DOES HEREBY CERTIFY:

                  FIRST: That the Corporation is a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

                  SECOND: That the Corporation owns all of the outstanding shares of stock of Salex Holding Corporation (the "Subsidiary"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

                  THIRD: That the Board of Directors of the Corporation (the "Board"), by unanimous written consent of the members of the Board, filed with the minutes of the Board, adopted the following resolutions to merge the Subsidiary into the Corporation:

                           RESOLVED,    that   Salex    Holding    Corporation
                  ("Subsidiary") shall merge into Synergistic Holdings Corp. (the "Corporation"), and upon the effective date of such merger the Corporation shall assume all of the obligations of the Subsidiary;

                           RESOLVED,  that the merger shall be effective  upon
                  the date of filing with the Secretary of State of the State of Delaware; and

                           RESOLVED, that the Chief Executive Officer of the
                  Corporation is hereby authorized to execute, in the name of the Corporation, a Certificate of Ownership and Merger, and to file such Certificate in the Office of the Secretary of State of the State of Delaware, and to do all the other acts and things that may be necessary to carry out and effectuate the purpose of these resolutions.

                  FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board at any time prior to the date of filing the merger with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Chief Executive Officer this 26th day of January, 1998.




                                      By:  /s/  Salvatore Crimi
                                           ------------------------------------
                                                 Name:  Salvatore Crimi
                                                 Title:  Chief Executive Officer



                                       2